3,000,000 Shares
                         HARRIS & HARRIS GROUP, INC.
                                 Common Stock



                              UNDERWRITING AGREEMENT

                                                         New York, New York
                                                              June 30, 2004

ThinkEquity Partners LLC
28 West 44th Street, Suite 1200
New York, New York 10036
as Representative of the Several Underwriters

Ladies and Gentlemen:

     Harris & Harris Group, Inc., a New York corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 3,000,000 shares of common stock, $0.001 par value per share (the "Firm Shares"), of the Company to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom ThinkEquity Partners LLC, acting as representative (the "Representative"). The Company also proposes to sell upon the terms and conditions contained in
Section 2 hereof, up to 450,000 additional common shares (the "Additional Shares", which together with the Firm Shares are hereinafter collectively referred to as the "Shares").

     The Company wishes to confirm as follows its agreement with you in connection with the purchases of the Shares from the Company.

     1.	 Registration Statement and Prospectus.  The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933 (the "1933 Act"), the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations of the Commission promulgated under the 1933 Act (the "1933 Act Rules and Regulations") and the 1940 Act (the "1940 Act Rules and Regulations" and, together with the 1933 Act Rules and Regulations, the "Rules and Regulations"), a registration statement on Form N-2 (File Nos. 333-112862 and 814-176), under the 1933 Act and the 1940 Act including a prospectus, relating to seven million shares of the Company's common stock, a statement of additional information relating to the Shares and an election to be treated as a business development company under the 1940 Act. References herein to the term "Registration Statement" as of any given date shall mean such registration statement, as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to General Instruction F of Form N-2 ("Incorporated Documents"). References herein to the term "Prospectus" as of any given date shall mean the prospectus and statement of additional information in the form included in the Registration Statement, as supplemented by a prospectus supplement relating to the Shares proposed to be issued and sold hereunder filed pursuant to Rule 497(c) of the 1933 Act Rules and Regulations ("Rule 497"), and as further amended or supplemented as of such date, including all Incorporated Documents. Any Prospectus used prior to the execution hereof shall be referred to as a "Prepricing Prospectus." References herein to the term "Effective Date" shall be deemed to refer to the time and date that the Registration Statement was declared effective. References herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or any Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") deemed to be incorporated therein by reference. The Company will next file with the Commission a Prospectus in accordance with Rule 497. As filed, the Prospectus shall contain all required information, and, except to the extent the Representative shall agree in writing to a modification, shall


                        1

be in all substantive respects in the form furnished to the Representative prior to the execution hereof or, to the extent not completed at such time, shall contain only such specific additional information and other changes as the Company has advised the Representative, prior to the such time, will be included or made therein.

     2.	 Agreements to Sell and Purchase.  The Company hereby agrees to sell the Firm Shares to the respective Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters, severally and not jointly, agrees to purchase from the Company at a purchase price of $10.58 per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto.

     The Company hereby also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 450,000 Additional Shares at the purchase price per Share for the Firm Shares. The number of shares of the Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Additional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares.

     3. Terms of Public Offering. The Company has been advised by the Underwriters that they propose to make a public offering of the Shares as soon after this Agreement has been executed and delivered as in their judgment is advisable, and initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 10:00 a.m., New York, New York time, on July 7, 2004 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 10:00 a.m., New York, New York time, on such date or dates (the "Additional Closing Date")
(which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from the Representative to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. You may give such notice to the Company at any time within 30 days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Representative and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Representative shall request prior to 1:00 p.m., New York, New York time (or such other time as the parties agree), not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to the Representative in New York, New York for inspection and packaging not later than 9:30 a.m., New York, New York time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Representative on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer immediately available funds to the account specified in writing, not later than the close of business two days next preceding the Closing Date or the Additional Closing Date, as the case may be. Payment for the Firm Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

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     5.	 Covenants and Agreements of the Company.  The Company
covenants and agrees with each of the Underwriters as follows:

         (a)	If, at the time this Agreement is executed and
     delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective under the 1933 Act before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective under the 1933 Act as soon as possible. The Company will file a Prospectus pursuant to Rule 497, as promptly as practicable, but no later than the fifth business day following the date hereof. The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing (i) when such post-effective amendment has become effective or (ii) when the Prospectus has been timely filed pursuant to Rule 497.

        (b) The Company will advise you promptly and, if requested by the Representative, will confirm such advice in writing: (i) of any request made by the Commission for amendment of or a supplement to the Registration Statement, including a Rule
     462(b) Registration Statement, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) or for additional information, (ii) of the issuance by the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official of any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus, any Prepricing Prospectus or any Sales
     Material (as hereinafter defined), of any notice pursuant to
     Section 8(e) of the 1940 Act, of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for any such purposes, (iii) of receipt by (A) the Company, any affiliate of the Company or attorney of the Company of any other material communication from the Commission, or (B) the Company, any affiliate of the Company or attorney of the Company of any other material communication from the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official relating, in the case of either clause (A) or (B), to the Company (if such communication relating to the Company is received by such person within three years after the date of this Agreement), the Registration Statement, the Form N-8A, the Prospectus, any Prepricing Prospectus, any Sales Material (or any amendment or supplement to any of the foregoing) or this Agreement, and (iv) within the period of time referred to in paragraph (f) below, of any material, adverse change in the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Company (other than as a result of changes in market conditions generally) or of the happening of any event known to the Company which makes any statement of a material fact made in the Registration Statement, the Prospectus, any Prepricing
     Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) untrue or which requires the making of any additions to or changes in the Registration Statement, the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) in order to state a material fact required by the 1933 Act, the 1940 Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein (in the case of a prospectus or any Sales Material, in light of the circumstances under which they were made) not misleading or of the necessity to amend or supplement the Registration Statement, the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other law or order of any court or regulatory body. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Shares for offering or sale in any jurisdiction, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible time. If at any time any national securities exchange, any state securities commission, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Shares for offering or sale in any jurisdiction, the Company will use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

                                  3

        (c) Within five years from the date hereof, the Company will not (i) file any amendment (except any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed) to the Registration Statement or make any amendment or supplement to the Prospectus, any Prepricing Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) unless (i) the Representative shall have been previously advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement or
     (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales of Shares by an Underwriter or dealer, file any information, documents or reports pursuant to the 1933 Act, the 1940 Act or the 1934 Act, without delivering a copy of such information, documents or reports to the Representative, prior to or concurrently with such filing.

        (d) Prior to the execution and delivery of this Agreement, the Company has delivered to the Representative, without charge, in such quantities as it has reasonably requested, copies of each form of any Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by each of the Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

        (e) As soon after the execution and delivery of this Agreement as reasonably possible and thereafter from time to time, for such period as in the opinion of counsel for the Underwriters a prospectus is required by the 1933 Act to be delivered in connection with sales of Shares by each of the Underwriters, the Company will promptly deliver to each of the Underwriters and each dealer, without charge, as many copies of the Prospectus
     (and of any amendment or supplement thereto) as the Representative may reasonably request. The Company consents to the use of the Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with sales of Shares by the Underwriters or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Registration Statement or the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect or if it is necessary to supplement or amend the Registration Statement or the Prospectus to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other applicable law, rule or regulation, the Company will forthwith notify the Representative of such event, prepare and, subject to the provisions of paragraph 1 above, promptly file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate amendment or supplement thereto and will furnish as promptly as reasonably possible to each of the Underwriters and dealers, without charge, such number of copies thereof as they may reasonably request; provided, however, that if such amendment or supplement is required solely as a result of a material misstatement in or material omission from the information furnished in writing by or on behalf of each of the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus (such information, as described in Section 12 of this Agreement, being referred to herein as the "Underwriter Information"), then the Company shall deliver such amendment or supplement at cost.

        (f) The Company will cooperate with the Representative and with counsel for the Underwriters in connection with any registration or qualification of the Shares for offering and sale by each of the Underwriters and by dealers as may be required under the applicable securities or Blue Sky laws of such jurisdictions as the Representative may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification for so long as required to complete the distribution of the Shares;
     provided, however, that the foregoing shall not apply to the extent that the Shares are "covered securities" that are exempt from state regulation of securities offerings pursuant to
     Section 18 of the 1933 Act.

                                  4

        (g) As soon as practicable, but in no event later than the last day of the 15th full calendar month following the end of the calendar quarter in which the effective date of the Registration Statement falls, the Company will make generally available to its security holders an earnings statement, which need not be audited, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act
     Rules and Regulations.

        (h)	During the period of three years hereafter, the Company
     will furnish or will have furnished to the Representative and, upon your request, to each of the other Underwriters, as soon as available, (i) a copy of each report of the Company mailed to shareholders or filed with the Commission (other than reports on Form N-SAR) or furnished to the NASD or any national securities exchange or (ii) from time to time such other information concerning the Company as the Representative may reasonably request.

        (i)	If this Agreement shall terminate or be terminated after
     execution pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to comply with any material terms in this Agreement or because any of the conditions in Section 10 of this Agreement required to be complied with or fulfilled by it are not satisfied, then the Company agrees to reimburse each of the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

          (j)	The Company will direct the investment of the net proceeds
     of the offering of the Shares in accordance in all material respects with the statements under the caption "Use of Proceeds" set forth in the Prospectus.

          (k)	The Company will file the requisite copies of the
     Prospectus with the Commission in a timely fashion pursuant to Rule 497 and will advise you of the time and manner of such filing.

        (l)	The Company will use its best efforts to have the Shares
     approved, subject to notice of issuance, for trading on the NASD National Market concurrently with the effectiveness of the Registration Statement and to comply with the rules or regulations of the NASD in relation thereto.

        (m)	Except to the Underwriters as provided in this Agreement or
     pursuant to any dividend reinvestment plan of the Company described in the Prospectus, the Company will not directly or indirectly issue, sell, contract to sell or otherwise dispose of, any common shares of the Company or any securities convertible into or exercisable or exchangeable for common shares of the Company or grant any rights, options or warrants to purchase common shares of the Company, for a period of 90 days after the date of the Prospectus, without the prior written consent of the Representative; provided, that following the sale by each Underwriter of its allotment of Shares and the termination of stabilizing activities, if any, the Company may, without the prior written consent of any of the Underwriters, sell shares of its common stock that are registered under the Registration Statement but are not being sold pursuant to this Agreement.

          (n)	Except as stated in this Agreement and in the Prospectus,
     the Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares in violation of federal securities laws.

          (o)	For a period of one year following the Closing Date, the
     Company will direct the investment of the proceeds of the offering of the Shares so as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended
     (the "Code"), to qualify as a regulated investment company under the Code.

          (p)	The Company will comply with all applicable securities and
     other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

                               5

          (q)	The Company will comply with all provisions of any
     undertakings contained in the Registration Statement.

     6. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Underwriters on the date hereof, and shall be deemed to represent and warrant to each of the Underwriters on the Closing Date and the Additional
Closing Date, that:

        (a)	Each Prepricing Prospectus filed pursuant to Rule 497 of
     the 1933 Act Rules and Regulations, complied when so filed in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations (except that this representation and warranty does not apply to statements in or omissions from the Prepricing Prospectus (and any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information) and the Commission has not issued any order preventing or suspending the use of the Prepricing Prospectus.

        (b)	The Registration Statement has been declared effective by
     the Commission and no stop order suspending such effectiveness has been issued under the 1933 Act or the 1940 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. None of the shares of the Company's common stock registered with the Commission pursuant to such registration statement have been previously issued. The Registration
     Statement, in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, the Prospectus and any amendment or supplement thereto when filed with the Commission under Rule 497 and at the Closing Date or any Additional Closing Date and the Form N-8A when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission complied or will comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations and each of the Registration Statement, and the Prospectus (or any supplement or amendment to any of them) did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and the Prospectus
     (and any amendment or supplement to either of them) made in reliance upon and in conformity with the Underwriter
     Information.

        (c)	All the outstanding shares of capital stock of the Company
     have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights;
     the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; and the capital stock of the Company conforms in all respects to the description thereof in the Registration
     Statement or the Prospectus (or any amendment or supplement to either of them). Except for the Shares and the shares of common stock issued in accordance with Section 14(a) of the 1940 Act, no other shares of capital stock are issued or outstanding and the capitalization of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement to either of them) as of the date set forth therein.

        (d)	The Company has been duly formed and is validly existing in
     good standing as a corporation under the laws of the State of New York, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) and is duly registered and qualified to conduct business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or to qualify does not or would not have a material, adverse effect on the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Company (a "Material Adverse Effect").

                                6

        (e)	There are no legal or governmental proceedings pending or,
     to the knowledge of the Company, threatened, against the Company, or to which the Company or any of its properties is subject, (i) that are required to be described in the Registration Statement or the Prospectus (and any amendment or supplement to either of them) but are not described therein or
     (ii) which might individually or in the aggregate prevent the transactions contemplated by this Agreement, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement to either of them) or to be filed as an exhibit to the Registration Statement that are not described therein or filed as an exhibit thereto.
     The contracts so filed as exhibits are accurate and complete in all respects. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought and (C) limitations of public policy and a court's discretion with respect to the enforceability of any indemnification rights. The Company has not received notice or been made aware that any other party is in breach of or default under any such contracts.

        (f)	The Company is not (i) in violation of its Certificate of
     Incorporation, bylaws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any other agency or any body or official having jurisdiction over the Company or (iii) in breach or default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, except, in the case of
     (ii) and (iii) above, for violations, breaches or defaults that do not or would not have, either individually or in the aggregate, a Material Adverse Effect on the Company; and there does not exist any state of facts which constitute an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default (except for any such event of default that would not have a Material Adverse Effect).

        (g)	Neither the issuance and sale of the Shares, the execution,
     delivery or performance of this Agreement or any of the Stock
     Transfer Agency Agreement or Corporate Safekeeping Account
     Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or order of or registration or filing with the Commission, any state securities commission, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Company
     (except (A) such as have been obtained or made prior to the date of this Agreement, (B) for compliance with the securities or Blue Sky laws of various jurisdictions which have been or will be effected in accordance with this Agreement and (C) for compliance with the filing requirements of the NASD Division of Corporate Finance) or conflicts or will conflict with or constitutes or will constitute a breach of the Certificate of Incorporation, bylaws, or other organizational documents of the Company or (ii) (A) conflicts or will conflict with or constitutes or will constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound or (B) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company is subject except, in the case of (ii) above, for conflicts, breaches, defaults, violations or encumbrances that do not or would not have, either individually or in the aggregate, a Material Adverse Effect. As of the date hereof, the Company is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency that has or would have, either individually or in the aggregate, a Material Adverse Effect.

        (h)	Since the date as of which information is given in the
     Registration Statement and the Prospectus (and any amendment or supplement to either of them), except as otherwise stated

                              7

     therein, (i) there has been no change that has or would have a Material Adverse Effect; (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of its business or described in the Prospectus (and any amendment or supplement thereto); and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its common stock.

        (i)	PricewaterhouseCoopers LLP, who have audited the Statement
     of Assets and Liabilities included in, and whose report appears in, the Registration Statement and the Prospectus (and any amendment or supplement to either of them), are independent public accountants with respect to the Company as required by the 1933 Act, the 1940 Act and the Rules and Regulations and is a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002. To the best of the Company's knowledge and belief, Arthur Andersen LLP, who previously expressed their opinions on certain of the audited financial statements included in the Registration Statements and the Prospectus (but have not consented to inclusion of such opinions in the registration statements), at all times at which they served as public accountants, were independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations.

        (j)	The financial statements, together with related schedules
     and notes, included or incorporated by reference in the Registration Statement or the Prospectus (or any amendment or supplement to either of them) present fairly the financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement or the Prospectus (or any amendment or supplement thereto) are accurately derived from such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

        (k)	The Company, subject to the filing of the Prospectus under
     Rule 497, has taken all action required to be taken by it under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement.

        (l)	The execution and delivery of and the performance by the
     Company of its obligations under this Agreement and the Company Agreements have been duly and validly authorized by the Company and this Agreement and each of the Company Agreements have been duly executed and delivered by the Company and (assuming due and valid authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Company Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (m)	Except as disclosed in or contemplated by the Registration
     Statement or the Prospectus (or any amendment or supplement to either of them), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), the Company has not incurred any debt, liability or obligation, indirect, direct or contingent, and there has not been any change in the capital stock or capitalization of the Company.

        (n)	The Company has not distributed without the
     Representative's consent any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus and the Sales Material (or any other material, if any, permitted by the 1933 Act, the 1940 Act or the Rules and Regulations).

                               8

        (o)	(i) The Company has such licenses, permits, and
     authorizations of governmental or regulatory authorities ("permits") as are necessary to own its property and to conduct its business in the manner described in the Prospectus (and any amendment or supplement thereto); (ii) the Company has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other impairment of the rights of the Company under any such permit, subject in each case to such qualification as may be set forth in the Prospectus (and any amendment or supplement thereto); and, (iii) except as described in the Prospectus (and any amendment or supplement thereto), none of such permits contains any restriction that is materially burdensome to the Company; except where the failure to obtain or perform its obligations with respect to such permits, or the restrictions set forth in such permits, as set forth in clauses
     (i), (ii) and (iii), either individually or in the aggregate, does or would not have a Material Adverse Effect.

        (p)	The Company has maintained and continues to maintain a
     system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the Board of Directors' general or specific authorization and with the investment policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value and fee accruals, to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with the Board of Directors' general or specific authorization; and (iv) the recorded account for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (q)	The conduct by the Company of its business (as described in
     the Prospectus) does not require it to be the owner, possessor, licensee of, or otherwise require it to have the right to use, any patents, patent licenses, trademarks, service marks or trade names (collectively, "Intellectual Property") which it does not own, possess, license or otherwise have the right to use, except where the failure to own, possess, license or otherwise have the right to use such Intellectual Property, individually or in the aggregate, does or would not have a Material Adverse Effect.

        (r)	Except as stated in this Agreement and in the Prospectus
     (and any amendment or supplement thereto), the Company has not taken and will not take, directly or indirectly, any action designed to or which could cause or result in or which will constitute stabilization or manipulation of the price of the Shares in violation of federal securities laws and, to the Company's knowledge, no such action has been, or will be, taken by any affiliates of the Company.

        (s)	The Company has duly elected to be a business development
     company under the 1940 Act and the Rules and Regulations; no order of suspension or revocation of such election under the 1940 Act and the Rules and Regulations has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. The Company is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the 1933 Act and the 1940 Act. No person is serving as an officer, director, trustee or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Company has not received any notice from the Commission pursuant to
     Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

     (t)	All advertising, sales literature, "prospecting letters,"
     "prospectus wrappers," envelopes, prospectuses omitted from the Registration Statement pursuant to the 1933 Act Rules and Regulations or other promotional material prepared or authorized in writing by the Company for use or distribution to the public for use in connection with the offering and sale of the Shares (collectively, "Sales Material") complied and comply in all respects with the applicable requirements of the 1933 Act, the 1933 Act Rules and Regulations and the rules and interpretations of the NASD and no Sales Material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with the Underwriter Information).

                                  9

        (u)	No holder of any security of the Company has any right to
     require registration of any Shares, capital stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

        (v)	The Company intends to direct the investment of the
     proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Code.

        (w)	None of the promotional material for use by brokers in
     connection with the marketing of the Shares (including any "broker kits," "road show slides," "road show scripts," "broker post-cards" and "broker reference cards" authorized in writing by or prepared by the Company for use in connection with the offering and sale of the Shares (collectively, "Broker
     Material") when read together with the Prospectus, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this representation and warranty does not apply to statements in or omissions from the Broker Material made in reliance upon and in conformity with the Underwriter Information), and no Broker Material was or has been made available by the Company by means of an Internet web site or similar electronic means.

        (x)	The Commission has not issued any order preventing or
     suspending the use of any Prepricing Prospectus or the Prospectus.

        (y)	Except as disclosed in the Registration Statement or the
     Prospectus (or any amendment or supplement to either of them), to the Company's knowledge, after due inquiry, no director of the Company is an "interested person" (as defined in the 1940
     Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

        (z)	The Shares have been approved for trading on the NASD
     National Market.

        (aa)	The officers and directors of the Company are insured by
     insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary, in the judgment of the Company, for directors" and officers" liability insurance of a public company of the size and nature of business of the Company, including in connection with public offerings of securities; and the Company has no reason to believe that it will not be able to renew its existing directors" and officers" liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

        (bb)	The registration and issuance of the Company's transferable
     rights pursuant to the Company's registration statement on Form
     N-2 (File No. 333-87032) was made in compliance with the 1933
     Act, the 1940 Act, the Rules and Regulations and all other applicable state and federal laws or regulations, except to the extent any noncompliance would not have a Material Adverse
     Effect.

        (cc)	To the Company's knowledge, all federal, state, local and
     foreign tax returns required to be filed by or on behalf of the Company (and its predecessors) with respect to the six full fiscal years ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects. To the Company's knowledge, all federal, state, local and foreign taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company (and its predecessors) with respect to such six full fiscal years have been paid or reflected as a liability on the financial statements of the Company for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are

                                 10

     reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to each of the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

        (dd)	Except as set forth in the Prospectus, there are no
     transactions with "affiliates" (as defined in Rule 405 promulgated under the 1933 Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the 1933 Act, the 1940 and the Rules and Regulations thereunder to be disclosed in the Registration Statement.

        (ee)	The Company has procured lock-up agreements from each of
     Charles E. Harris, Mel P. Melsheimer and Douglas W. Jamison.

        (ff)	To the Company's knowledge, no officer, director or 10%
     shareholder of the Company has a direct or indirect affiliation or association with any member of the NASD, except as discussed in the questionnaires delivered by the Company to each of the Underwriters or disclosed in the Prospectus.

        (gg)	The statistical and market-related data included in the
     Prospectus is based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

     7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the 1933 Act and the 1940 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to each of the Underwriters and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Power of Attorney and Custody Agreement, the Master Agreement among Underwriters, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable attorneys" fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters" counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to each of the Underwriters; (viii) all other fees, costs and expenses referred to in Item 26 of the Registration Statement, (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 7. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 11 hereof, the Company agrees to reimburse each of the Underwriters as provided in this Section 7.

     8. Indemnification and Contribution. Subject to the limitations in this paragraph below and to the other limitations set forth in this Section 8, the Company agrees to indemnify and hold harmless each Underwriter and each Underwriter's directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and attorneys" fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or

                            11

in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by the Representative or on behalf of any Underwriter through the Representative expressly for use in connection therewith, or
(ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its respective obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both (y) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the 1933 Act, and (z) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. This indemnification shall be in addition to any liability that the Company may otherwise have.

     In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 8, subject to the limitations set forth in this Section 8, it will reimburse each of the Underwriters on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each of the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters to which such payment was made shall promptly return it to the person(s) from whom it was received, together with interest compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to such Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to such Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel)). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for such Underwriter and controlling persons not having actual or potential differing interests. The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees

                            12

to indemnify and hold harmless such Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

     Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each of the Underwriters, but only with respect to information furnished in writing by or on behalf of each of the Underwriters through the Representative expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any of the Underwriters pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons shall have the rights and duties given to such Underwriter by the immediately preceding paragraph.

     If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph of this
Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each of the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each of the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that an Underwriter shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or an Underwriter from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by such Underwriter, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and each of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by each of the Underwriters on the other hand and the parties" relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          13

     Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification, reimbursement or interim payment or contribution under this
Section 8 shall be subject to the requirements of Release No.
11330 and Section 17(i) of the 1940 Act and, subject thereto, shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling such Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to such Underwriter or any person controlling such Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second and fifth paragraphs of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second and fifth paragraphs of this Section 8.

     9. Conditions of Underwriters" Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

        (a)	All filings required by Rules 497 and 462 under the 1933
     Act shall have been timely made, no order pursuant to Section
     8(e) of the 1940 Act shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Representative's satisfaction.

        (b)	The Representative shall be reasonably satisfied that since
     the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business and which could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no casualty loss or damage
     (whether or not insured) to the property of the Company shall have been sustained which has or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties which is material to the Company and its subsidiaries taken as a whole or which affects or could reasonable be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any change in the condition (financial or otherwise), business, management, results or operations or prospects of the Company or its subsidiaries having a Material
     Adverse Effect which makes it impractical or inadvisable in the Representative's judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

        (c)	The Representative shall have received on the Closing Date
     (and the Additional Closing Date, if any) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Company, dated the Closing Date, satisfactory to you and your counsel, in substantially the form attached hereto as Exhibit A.

                                 14

        (d)	The Representative shall have received on the Closing Date
     an opinion of Greenberg Traurig, P.A., as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as the Representative may reasonably request, and the Company and its counsel shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

        (e)	The Representative shall have received letters addressed to
     the Underwriters and dated the date hereof and the Closing Date from the firm of PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by the Representative.

        (f)	(i) No stop order suspending the effectiveness of the
     Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Representative shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Representative) to the effect set forth in this Section 9(f) and in Sections 9(b) and 9(g) hereof.

        (g)	The Company shall not have failed in any material respect
     at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (h)	The Company shall have furnished or caused to have been
     furnished to the Representative such further certificates and documents as the Representative shall have reasonably requested.

        (i)	At or prior to the date of this Agreement, the
     Representative shall have received telephonic notice from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

        (j)	At or prior to the Closing Date, the Representative shall
     have received Lock-Up Agreements from each of  Charles E.
     Harris, Mel P. Melsheimer and Douglas W. Jamison.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and its counsel.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraph (c) shall be revised to reflect the sale of Additional Shares.

     If any of the conditions hereinabove provided for in this
Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representative by notifying the Company of such termination in

                           15

writing or by telegram at or prior to such Closing Date, but the Representative shall be entitled to waive any of such conditions.

     10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting
Underwriter for damages occasioned by its default hereunder.

     11. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; provided, however, that the provisions of Section 8 shall at all times be effective.

     12. Termination of Agreement. This Agreement shall be subject to termination in the Representative's absolute discretion, without liability on the part of the Underwriters to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares, as the case may be, (i) trading in the Company's common stock shall have been suspended by the Commission or the Nasdaq/NMS, (ii) trading in securities generally on the New York Stock Exchange, American Stock
Exchange or Nasdaq/NMS shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in the Representative's good faith judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

     13. Information Furnished by the Underwriters. The Company acknowledges that (i) the penultimate paragraph on the cover page of the Prospectus, and (ii) the information under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on your behalf as such information is referred to in Sections 6(a), 6(b) and 9 hereof.

     14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company, to the office of the Company at 111 West 57
Street, Suite 1100, New York, New York 10019, Attention:
Charles E. Harris, Chairman and Chief Executive Officer (with copy to Richard T. Prins, Esq., Skadden, Arps, Slate, Meagher &
Flom LLP, Four Times Square, New York, New York 10036), or (ii) if to you, to ThinkEquity Partners LLC, 28 West 44th Street,
Suite 1200, New York, New York 10036, Attention: David Strupp, Managing Director (with copy to Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Ira N.
Rosner, Esq.).

     This Agreement has been and is made solely for the benefit of each of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in
Section 9 hereof, to the extent provided herein, and no other

                             16

person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

     15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

     The Company and each of the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                            17


     Please confirm that the foregoing correctly sets forth the agreement between the Company and each of the Underwriters.

                                     Very truly yours,

                                     HARRIS & HARRIS GROUP, INC.

                                     By:/s/ Mel Melsheimer
                                        --------------------------
                                        Mel Melsheimer, President
                                        Chief Financial Officer and
                                        Chief Operating Officer


CONFIRMED as of the date
first above mentioned for
itself and as Representative
of the other Underwriters
named in Schedule I hereto.

ThinkEquity Partners LLC


By:/s/David J. Strupp, Jr.
   -------------------------------
Name: David J. Strupp, Jr.
Title:Principal




                             18






                            SCHEDULE I


Name of Underwriter                           Number of Firm Shares
-------------------                           ---------------------
ThinkEquity Partners LLC                            1,500,000

Punk, Ziegel & Company                              1,500,000

TOTAL                                               3,000,000